ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT is made and entered into as of the day of December 1997 by and among ASTERo CEPHAC S.A., a company organized under the laws of France ("Assignor"), ASTER S.A., a company organized under the laws of France ("Assignee"), and PharmaKinetics Laboratories, Inc., a company organized under the laws of Maryland ("PharmaKinetics").

                               W I T N E S S E T H

         WHEREAS, Assignor, PharmaKinetics, and CAI Advisors & Co., a partnership organized under the laws of Quebec, Canada ("CAI"), are parties to a Preferred Share and Warrant Purchase Agreement dated December 4, 1997 (the "Purchase Agreement") and a Registration Rights Agreement dated December , 1997 (the "Rights Agreement");

         WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to purchase Shares and Warrants (as such terms are defined pursuant to Section 1 of this Assignment Agreement) from PharmaKinetics in the quantities set forth in
Schedule 1.1A to the Purchase Agreement;

         WHEREAS, pursuant to Section 1.1 of the Purchase Agreement, Assignor may assign its right to purchase all or a portion of the Shares and Warrants to one or more affiliated or unaffiliated third parties that meet certain requirements set forth in the Purchase Agreement;

         WHEREAS, Assignee is a wholly owned subsidiary of Assignor;

         WHEREAS, Assignor desires to transfer its right to purchase Shares and Warrants to Assignee, and Assignee desires to assume such rights;

         THEREFORE, in consideration of the premises, and the mutual covenants, terms and conditions contained herein, the parties hereto agree as follows:

         1. Definitions. All capitalized terms used but not defined in this Assignment Agreement shall have the meanings given to them in the Purchase Agreement.

         2. Assignment. Assignor hereby assigns to Assignee, and Assignee hereby accepts and assumes, all of Assignor's rights to purchase Shares and Warrants under the Purchase Agreement, and all of Assignor's obligations under the Purchase Agreement and the Rights Agreement.

         3. Assignee's Representations. Assignee hereby represents and warrants to the Assignor and PharmaKinetics as follows:

         (a) Assignee intends to acquire Shares, Warrants, Contingent Warrants, and Conversion Shares for its own account. All Shares, Warrants, Contingent Warrants, and Conversion Shares to be acquired by Assignee will be acquired by it for investment and not with a view to distribution or resale thereof. Assignee understands and agrees that, until registered under the Securities Act or transferred pursuant to Rule 144 under the Securities

Act, all certificates representing all Shares, Warrants, Contingent Warrants or Conversion Shares acquired by Assignee shall bear a legend reading substantially as follows:

The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Act and any applicable state securities laws, or the availability of an exemption from registration thereunder.

         (b) Assignee or its representatives have had the opportunity to ask questions of and receive answers from management of PharmaKinetics concerning PharmaKinetics' business, assets, financial condition, results of operations, and liabilities.

         (c) Assignee is an accredited investor as defined in Regulation D under the Securities Act. Assignee, by itself or through its representatives, has the requisite knowledge and experience in financial and business matters to render it fully capable of evaluating the merits and risks of the purchase of the Shares and Warrants. Assignee can bear the economic risks of its investment and can afford a complete loss of its investment.

         (d) Assignee has full power and authority to make the foregoing representations and to enter into this Assignment and to perform the obligations contemplated under the Purchase Agreement in accordance with their terms. Assignee is a duly organized and validly existing company in good standing under the laws of France. Assignee has obtained each required authorization, consent, approval, license, qualification, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, necessary in connection with (i) the execution and delivery by Assignee of this Assignment Agreement, (ii) its purchase of Shares, Warrants and Contingent Warrants, and (iii) its performance of its obligations under this Assignment and the obligations under the Purchase Agreement that it is assuming pursuant to this Assignment Agreement.

         4. Acknowledgement of Assignee. Assignee hereby acknowledges that PharmaKinetics is relying on the representations and warranties made by Assignee in Section 3 of this Assignment Agreement in connection with the representation made by PharmaKinetics in the Purchase Agreement that it has complied with all applicable federal and state securities laws, including the Securities Act, in connection with the offer, issuance and sale of Shares, Warrants, and Contingent Warrants.

         5.   Acknowledgement   of   PharmaKinetics.    PharmaKinetics    hereby
acknowledges that it has received all such information as it requires for purposes of confirming that Assignee is an accredited investor and of complying with applicable federal and state securities laws in connection with the sale of Shares and Warrants to Assignee.

         6. Representations of Assignor. Assignor hereby represents and warrants to Assignee and to PharmaKinetics that: (i) this Assignment Agreement has been duly authorized by all required corporate action, and as of the Closing, will be duly executed and delivered, and will constitute the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms; (ii) Assignor has not previously assigned the rights being assigned hereunder to any other party; (iii) the execution, delivery and performance of this Assignment Agreement do not constitute, and with the passage of time or giving of notice will not constitute, a material default or violation of or conflict with any term or provision of any of Assignor's charter documents, or any other instrument, law, statute, rule or regulation; and (iv) no authorization, consent, or approval of, or filing or registration with, any court or governmental department, commission, or agency, whether domestic or foreign, is or will be necessary in connection with the execution and delivery by Assignor of this Assignment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement on the day and year first written above.

                                   ASTERo CEPHAC S.A.


                                   By: /s/ JOHN J. THEBAULT
                                         John J. Thebault
                                    Chief Executive and President


                                   ASTER S.A.


                                   By:  /s/ JOHN J. THEBAULT
                                            John J. Thebault
                                            President


                                   PHARMAKINETICS LABORATORIES, INC.


                                   By: /s/ JAMES K. LESLIE
                                           James K. Leslie
                                             President